Registration No. 333-_____



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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                        UNITED STATES FILTER CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                33-0266015
(State or other jurisdiction                    (I.R.S. Employer
of incorporation or organization)               Identification No.)

          40-004 Cook Street
       Palm Desert, California                          92211
    (Address of principal executive offices)          (Zip Code)

                             CHESTER ENGINEERS, INC.
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                            Damian C. Georgino, Esq.
                   Vice President, General Counsel & Secretary
                        United States Filter Corporation
                               40-004 Cook Street
                          Palm Desert, California 92211
                     (Name and address of agent for service)

                                 (760) 340-0098
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                  PROPOSED          PROPOSED
    TITLE OF                       MAXIMUM           MAXIMUM          AMOUNT OF
   SECURITIES     AMOUNT TO BE  0FFERING PRICE     AGGREGATE        REGISTRATION
TO BE REGISTERED   REGISTERED    PER SHARE(1)    OFFERING PRICE(1)     FEE(1)
--------------------------------------------------------------------------------

Common Stock,     400,000 shares   $30.75(1)      $12,300,000        $3,728
par value $.01
per share

Common Stock,      12,356 shares   $30.75(2)      $   379,947        $  116
par value
$.01 per share
================================================================================

      (1) Based upon the exercise price of the options in respect of which the shares may be issued, in accordance with Rule 457(h).

      (2)  Based upon the issue price of the shares.

--------------------------------------------------------------------------------

                                     PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

      The following documents filed by United States Filter Corporation (the "Registrant") with the United States Securities and Exchange Commission (the "Commission") pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Company's Annual Report on Form 10-K for the year ended March 31, 1997, and (ii) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as the same may be amended.

      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Chester Engineers, Inc. 1996 Stock Option Plan meeting the requirements of Section 10(a) of the United States Securities Act of 1933, as amended (the "Securities Act").


Item 4.  Description of Securities.

      The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel.

      The legality of the Common Stock to which this Registration Statement relates has been passed upon for the Registrant by Damian C. Georgino, Vice President, General Counsel and Secretary of the Company. Mr. Georgino presently holds 100 shares of the Registrant's Common Stock and options granted under the

Registrant's 1991 Employee Stock Option Plan to purchase an aggregate of 37,500 shares of Common Stock.


Item 6.  Indemnification of Directors and Officers.

      The Certificate of Incorporation and the By-laws of the Registrant provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware, the state of incorporation of the Registrant.

      Section 145 of the General Corporation Law of the State of Delaware authorizes indemnification when a person is made a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving as a director, officer, employee or agent of another enterprise, at the request of the corporation, and if such person acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. With respect to any criminal proceeding, such person must have had no reasonable cause to believe that his or her conduct was unlawful. If it is determined that the conduct of such person meets these standards, he or she may be indemnified for expenses incurred (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding.

      If such a proceeding is brought by or in the right of the corporation (i.e., a derivative suit), such person may be indemnified against expenses actually and reasonably incurred if he or she acted in good faith and in a manner reasonably believed by him or her to be in, or not opposed to, the best interests of the corporation. There can be no indemnification with respect to any matter as to which such person is adjudged to be liable to the corporation; however, a court may, even in such case, allow such indemnification to such person for such expenses as the court deems proper.

      Where such person is successful in any such proceeding, he or she is entitled to be indemnified against expenses actually and reasonably incurred by him or her. In all other cases, indemnification is made by the corporation upon determination by it that indemnification of such person is proper because such person has met the applicable standard of conduct.

      The Registrant maintains an errors and omissions liability policy for the benefit of its officers and directors, which may cover certain liabilities of such individuals to the Registrant.


Item 7.  Exemption from Registration Claimed.

      On April 30, 1997, the Registrant acquired all of the outstanding stock of Chester Engineers, Inc. Pursuant to the Chester Engineers, Inc. 1996 Stock Option Plan, all outstanding options under such plan ("Chester Options") were automatically converted into the same number of options to purchase shares of the Registrant's Common Stock at the market price on the date of grant (the "Options"), and an additional number of shares of the Registrant's Common Stock (the "Additional Shares") equivalent to the amount of the spread on the Chester Options on such date. It is the Company's view that there was no "sale" of the Options or the Additional Shares within the meaning of Section 2(3) of the Securities Act.


Item 8.  Exhibits.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

    Exhibit No.                         Description
    -----------                         -----------

      4.1 Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3 to the Registrant's Annual Report on Form 10-K, dated June 28, 1996, for the year ended March 31, 1996 (File No. 1-10728)).

      4.2 Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1 (File No. 33-41089)).

      5.1 Opinion of Damian C. Georgino, Esq., regarding the legality of the securities registered hereunder.

      23.1        Consent of KPMG Peat Marwick LLP.

      23.2 Consent of Damian C. Georgino, Esq. (included in the Opinion filed as Exhibit 5.1).


    Item 9.  Undertakings.

      (a)  The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any  prospectus  required by Section 10(a)(3)of the Securities Act;

                  (ii) To reflect in the  prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

                                         * * *

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PROSPECTUS
July 3, 1997

                                 12,356 SHARES


                       UNITED STATES FILTER CORPORATION

                                 COMMON STOCK
                          (PAR VALUE $.01 PER SHARE)
                              -------------------

      This prospectus provides for the offering by the Selling Stockholders named or otherwise referred to herein (the "Selling Stockholders") of up to an aggregate of 12,356 shares (the "Shares") of the Common Stock, par value $.01 per share ("Common Stock"), of United States Filter Corporation (the "Company"). The Selling Stockholders acquired the Shares pursuant to the terms of the Chester Engineers, Inc. 1996 Stock Option Plan (the "Plan") in connection with the acquisition by the Company of Chester Engineers, Inc. ("Chester"). See "Selling Stockholders."

      The Shares may be offered or sold by or for the account of the Selling Stockholders from time to time on one or more exchanges or otherwise, at prices and on terms to be determined at the time of sale, to purchasers directly or by or through brokers or dealers, who may receive compensation in the form of discounts, commissions or concessions. The Selling Stockholders and any such brokers or dealers may be deemed to be "underwriters" within the meaning of the United States Securities Act of 1933, as amended (the "Securities Act"), and any discounts, concessions and commissions received by any such brokers and dealers may be deemed to be underwriting commissions or discounts under the Securities Act. The Company will not receive any of the proceeds from any sale of the Shares offered hereby. See "Use of Proceeds," "Selling Stockholders" and "Plan of Distribution."

      The Common Stock is listed on the New York Stock Exchange (the "NYSE") and traded under the symbol "USF." The last reported sale price of the Common Stock on the NYSE on July 2, 1997 was $27.625 per share.
                             ---------------------

      SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.
                             ---------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE

          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
              OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy solicitation materials and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy solicitation materials and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's Web site address, http://www.sec.gov. The Common Stock is listed on the NYSE. Such reports, proxy solicitation materials and other information can also be inspected and copied at the NYSE at 20 Broad Street, New York, New York 10005.

      The Company has filed with the Commission a registration statement on Form S-8 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the offering made hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Such additional information may be obtained from the Commission's principal office in
Washington, D.C. as set forth above. For further information, reference is hereby made to the Registration Statement, including the exhibits filed as a part thereof or otherwise incorporated herein. Statements made in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each instance reference is made to such exhibit for a more complete description and each such statement is modified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Company (File No. 1-10728) with the Commission pursuant to the Exchange Act are incorporated by reference: The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997; and the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, as the same may be amended.

      All documents and reports  subsequently  filed by the Company  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company will provide to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, without charge, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Vice President, General Counsel and Secretary, United States Filter Corporation, 40-004 Cook Street, Palm Desert, California 92211 (telephone (760) 340-0098).


                                  THE COMPANY

      The Company is a leading global provider of industrial and municipal water and wastewater treatment systems, products and services, with an installed base of systems that the Company believes is one of the largest worldwide. The
Company  is  also  a  leading  provider  of  service  deionization  ("SDI")  and outsourced water services, including the operation of water and wastewater treatment systems at customer sites. It is actively involved in the development of privatization initiatives for municipal wastewater treatment facilities in the United States, Mexico and Canada. The Company sells equipment and provides services to its customers through more than 450 locations throughout the world. The Company also markets a broad line of water distribution and sewer and stormwater equipment and supplies through a network of over 110 service centers in the United States. In addition, the Company sells, installs and services a wide range of water treatment and water-related products for the residential and consumer markets.
                                       3

      The  Company's  principal  executive  offices  are  located at 40-004 Cook
Street, Palm Desert, California 92211, and its telephone number is (760) 340-0098. References herein to the Company refer to United States Filter Corporation and its subsidiaries, unless the context requires otherwise.


                                 RISK FACTORS

      Prospective investors should consider carefully the following factors relating to the business of the Company, together with the other information and financial data included or incorporated by reference in this Prospectus, before acquiring the securities offered hereby. Information contained or incorporated by reference in this Prospectus includes "forward-looking statements" which can be identified by the use of forward-looking terminology such as "believes," "contemplates," "expects," "may," "will," "should," "would" or "anticipates" or the negative thereof or other variations thereon or comparable terminology. No assurance can be given that the future results covered by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.


ACQUISITION STRATEGY

      In pursuit of its strategic objective of becoming the leading global single-source provider of water and wastewater treatment systems and services, the Company has, since 1991, acquired and successfully integrated more than 75 United States based and international businesses with strong market positions and substantial water and wastewater treatment expertise. The Company plans to continue to pursue acquisitions that complement its technologies, products and services, broaden its customer base and expand its global distribution network. The Company's acquisition strategy entails the potential risks inherent in assessing the value, strengths, weaknesses, contingent or other liabilities and potential profitability of acquisition candidates and in integrating the operations of acquired companies. Although the Company generally has been successful in pursuing these acquisitions, there can be no assurance that acquisition opportunities will continue to be available, that the Company will have access to the capital required to finance potential acquisitions, that the Company will continue to acquire businesses or that any business acquired will be integrated successfully or prove profitable.


INTERNATIONAL TRANSACTIONS

      The Company has made and expects it will continue to make acquisitions and expects to obtain contracts in markets outside the United States. While these activities may provide important opportunities for the Company to offer its products and services internationally, they also entail the risks associated with conducting business internationally, including the risk of currency fluctuations, slower payment of invoices, nationalization and possible social, political and economic instability.


RELIANCE ON KEY PERSONNEL

      The Company's operations are dependent on the continued efforts of senior management, in particular Richard J. Heckmann, the Company's Chairman of the Board, President and Chief Executive Officer. There are no employment agreements between the Company and the members of its senior management, except Thierry Reyners, the Company's Executive Vice President--European Group and Harry K. Hornish, Jr., the Company's Executive Vice President--Distribution Group. Should any of the senior managers be unable or choose not to continue in their present roles, the Company's prospects could be adversely affected.


PROFITABILITY OF FIXED PRICE CONTRACTS

      A significant portion of the Company's revenues are generated under fixed price contracts. To the extent that original cost estimates are inaccurate, costs to complete increase, delivery schedules are delayed or progress under a contract is otherwise impeded, revenue recognition and profitability from a particular contract may be adversely affected. The Company routinely records upward or downward adjustments with respect to fixed price contracts due to changes in estimates of costs to complete such contracts. There can be no assurance that future downward adjustments will not be material.


CYCLICALITY AND SEASONALITY

      The sale of capital equipment within the water treatment industry is cyclical and influenced by various economic factors including interest rates and general fluctuations of the business cycle. A significant portion of the Company's revenues are derived from capital equipment sales. While the Company sells capital equipment to customers in diverse industries and in global markets, cyclicality of capital equipment sales and instability of general economic conditions could have an adverse effect on the Company's revenues and profitability.

      The sale of water and wastewater distribution equipment and supplies is also cyclical and influenced by various economic factors including interest rates, land development and housing construction industry cycles. Sales of such equipment and supplies are also subject to seasonal fluctuation in northern climates. The sale of water and wastewater distribution equipment and supplies is a significant component of the Company's business. Cyclicality and seasonality of water and wastewater distribution equipment and supplies sales could have an adverse effect on the Company's revenues and profitability.

POTENTIAL ENVIRONMENTAL RISKS

      The Company's business and products may be significantly influenced by the constantly changing body of environmental laws and regulations, which require that certain environmental standards be met and impose liability for the failure to comply with such standards. The Company is also subject to inherent risks associated with environmental conditions at facilities owned, and the state of compliance with environmental laws, by businesses acquired by the Company. While the Company endeavors at each of its facilities to assure compliance with environmental laws and regulations, there can be no assurance that the Company's operations or activities, or historical operations by others at the Company's locations, will not result in cleanup obligations, civil or criminal enforcement actions or private actions that could have a material adverse effect on the Company. In that regard federal and state environmental regulatory authorities have commenced civil enforcement actions related to alleged multiple violations of applicable wastewater pretreatment standards by a wholly owned subsidiary of the Company at a Connecticut ion exchange regeneration facility acquired by the Company in October 1995 from Anjou International Company ("Anjou"). A grand jury investigation is pending which is believed to relate to the same conditions that were the subject of the civil actions. The Company has certain rights of indemnification from Anjou which may be available with respect to these matters. In addition, the Company's activities as owner and operator of certain hazardous waste treatment and recovery facilities are subject to stringent laws and regulations and compliance reviews. Failure of these facilities to comply with those regulations could result in substantial fines and the suspension or revocation of the facility's hazardous waste permit. In other matters, the Company has been notified by the United States Environmental Protection Agency that it is a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") at certain sites to which the Company or its predecessors allegedly sent waste in the past. It is possible that the Company could receive other such notices under CERCLA or analogous state laws in the future. The Company does not believe that its liability, if any, relating to such matters will be material. However, there can be no assurance that such matters will not be material. In addition, to some extent, the liabilities and risks imposed by environmental laws on the Company's customers may adversely impact demand for certain of the Company's products or services or impose greater liabilities and risks on the Company, which could also have an adverse effect on the Company's competitive or financial position.


COMPETITION

      Each of the markets in which the Company competes is fragmented and highly competitive. In the water and wastewater treatment market, the Company competes globally with many United States based and international companies. In connection with the marketing of water distribution equipment and supplies in the United States, the Company competes with a large number of independent wholesalers, other distribution chains similar to the Company's and manufacturers who sell directly to customers. In the residential water market, in which the Company believes there are thousands of participants, the Company competes with national distribution networks, businesses with regional scope and local product assemblers or service companies, as well as retail outlets. The Company knows of no reliable statistics that provide a basis from which to estimate the Company's relative competitive position in these markets. While no competitor is considered dominant in any of these markets, there are competitors which have significantly greater resources than the Company, which, among other things, could be a competitive disadvantage to the Company in securing certain projects.


TECHNOLOGICAL AND REGULATORY CHANGE

      The water and wastewater treatment business is characterized by changing technology, competitively imposed process standards and regulatory requirements, each of which influences the demand for the Company's products and services. Changes in regulatory or industrial requirements may render certain of the Company's treatment products and processes obsolete. Acceptance of new products may also be affected by the adoption of new government regulations requiring stricter standards. The Company's ability to anticipate changes in technology and regulatory standards and to develop successfully and introduce new and enhanced products on a timely basis will be a significant factor in the Company's ability to grow and to remain competitive. There can be no assurance that the Company will be able to achieve the technological advances that may be necessary for it to remain competitive or that certain of its products will not become obsolete. In addition, the Company is subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development or failure of products to operate properly.


MUNICIPAL AND WASTEWATER MARKET

      A significant percentage of the Company's revenues are derived from municipal customers. While municipalities represent an important market in the water and wastewater treatment industry, contractor selection processes and funding for projects in the municipal sector entail certain additional risks not typically encountered with industrial customers. Competition for selection of a municipal contractor typically occurs through a formal bidding process which can require the commitment of significant resources and greater lead times than industrial projects. In addition, demand in the municipal market is dependent upon the availability of funding at the local level, which may be the subject of increasing pressure as local governments are expected to bear a greater share of the cost of public services.

      A subsidiary of the Company, Zimpro Environmental, Inc. ("Zimpro"), is party to certain agreements (entered into in 1990 at the time Zimpro was acquired from unrelated third parties by the entities from which it was later acquired by the Company), pursuant to which Zimpro agreed, among other things, to pay the original sellers a royalty of 3.0% of its annual consolidated net sales of certain products in excess of $35.0 million through October 25, 2000. Under certain interpretations of such agreements, with which the Company disagrees, Zimpro could be liable for such royalties with respect to the net sales attributable to products, systems and services of certain defined wastewater treatment businesses acquired by Zimpro or the Company or the Company's other subsidiaries after May 31, 1996. The defined businesses include, among others, manufacturing machinery and equipment, and engineering, installation, operation and maintenance services related thereto, for the treatment and disposal of waste liquids, toxic waste and sludge. One of the prior sellers has revealed in a letter to the Company an interpretation contrary to that of the Company. The Company believes that it would have meritorious defenses to any claim based upon any such interpretation and would vigorously pursue the elimination of any threat to expand what it believes to be its obligations pursuant to such agreements.


SHARES ELIGIBLE FOR FUTURE SALE

      The market price of the Common Stock could be adversely affected by the availability for public sale of shares held on July 1, 1997 by security holders of the Company, including: (i) up to 3,750,093 shares which may be delivered by Laidlaw Inc. or its affiliates ("Laidlaw"), at Laidlaw's option in lieu of cash, at maturity pursuant to the terms of 5-3/4% Exchangeable Notes due 2000 of Laidlaw (the amount of shares or cash delivered or paid to be dependent within certain limits upon the value of the Common Stock at maturity); (ii) 7,636,363 shares issuable upon conversion of the Company's 6% Convertible Subordinated Notes due 2005 at a conversion price of $18.33 per share of Common Stock; (iii) 9,113,924 shares issuable upon conversion of the Company's 4-1/2% Convertible Subordinated Notes due 2001 at a conversion price of $39.50 per share of Common Stock; (iv) 5,010,677 outstanding shares that are currently registered for sale under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to two shelf registration statements; and (v) 2,780,522 shares which are subject to agreements pursuant to which the holders have certain rights to request the Company to register the sale of such holders' Common Stock under the Securities Act and/or, subject to certain conditions, to include certain percentages of such shares in other registration statements filed by the Company (1,980,000 of which shares also may be sold from time to time by the holder thereof pursuant to Rule 144 under the Securities Act). In addition, the Company has registered for sale under the Securities Act with respect to 3,132,106 shares which may be issuable by the Company from time to time in connection with acquisitions of businesses or assets from third parties.


                                USE OF PROCEEDS

      The Selling Stockholders will receive all of the net proceeds from any sale of the Shares offered hereby, and none of such proceeds will be available for use by the Company or otherwise for the Company's benefit.


                             SELLING STOCKHOLDERS

      The following table sets forth certain information regarding beneficial ownership as of July 2, 1997 of shares of Common Stock by Selling Stockholders holding 1,000 or more Shares. Certain other holders of Shares, none of whom are affiliates of the Company and who each may sell up to 1,000 Shares, may use this Prospectus for reoffers and resales of Shares. The respective number of shares indicated as to each Selling Stockholder constitutes less than one percent of the shares of Common Stock outstanding as of July 2, 1997.

                                                 Maximum
                                                 Shares          Shares
                               Shares             to be           Owned
       Selling                  Owned             Sold        Beneficially
     Stockholder            Beneficially         Hereby        as Adjusted
     -----------            -------------        -------      ------------
Anthony F. Lisanti            1,545               1,545            --
John T. Lucey                 2,935               2,935            --
Dennis A. Faust               1,699               1,699            --
Charles D.
  Blumenschein                1,390               1,390            --
Richard J. Bartkowski         1,390               1,390            --

      The Selling Stockholders acquired the Shares pursuant to the terms of the Plan in connection with the Company's acquisition of Chester. Immediately prior to the acquisition of Chester, Anthony F. Lisanti was Vice Chairman and Chief Executive Officer, John T. Lucey was President and Chief Operating Officer, Dennis A. Faust was Senior Vice President and General Manager of Design/Construction, Charles D. Blumenschein was Senior Vice President and General Manager of Service/Technology, and Richard J. Bartkowski was Senior Vice President and General Manager of Operations/Technical Services of Chester. Each of the Selling Stockholders is now an employee of the Company. Other than as described herein, none of the Selling Stockholders has, or within the past three years has had, any office or other material relationship with the Company or any of its predecessors or affiliates.

                             PLAN OF DISTRIBUTION

      The Shares offered hereby may be sold from time to time by or for the account of the Selling Stockholders on one or more exchanges or otherwise;
directly to purchasers in negotiated transactions; by or through brokers or dealers in ordinary brokerage transactions or transactions in which a broker or dealer solicits purchasers; in block trades in which brokers or dealers will attempt to sell Shares as agent but may position and resell a portion of the block as principal; in transactions in which a broker or dealer purchases as principal for resale for its own account; or in any combination of the foregoing methods. Shares may be sold at a fixed offering price, which may be changed, at the prevailing market price at the time of sale, at prices related to such prevailing market price or at negotiated prices. Brokers or dealers may arrange for others to participate in any such transaction and may receive compensation in the form of discounts, commissions or concessions payable by the Company and/or the purchasers of Shares. If required at the time that a particular offer of Shares is made, a supplement to this Prospectus will be delivered that describes any material arrangements for the distribution of Shares and the terms of the offering, including, without limitation, any discounts, commissions or concessions and other items constituting compensation from the Selling Stockholders or otherwise. The Company may agree to indemnify participating brokers or dealers against certain civil liabilities, including liabilities under the Securities Act.

      The Selling Stockholders and any such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, commissions or concessions received by such brokers or dealers and any profit on the resale of the Shares purchased by such brokers or dealers may be deemed to be underwriting commissions or discounts under the Securities Act.

      The Company has informed the Selling Stockholders that the provisions of Regulation M under the Exchange Act may apply to their sales of Shares and has furnished the Selling Stockholders with a copy of these rules. The Company also has advised the Selling Stockholders of the requirement for delivery of a prospectus in connection with any sale of the Shares.

      Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Stockholders will sell any or all of the Shares. The Selling Stockholders may transfer, devise or gift such Shares by other means not described herein.

      The Company will pay all of the expenses incident to the registration of the Shares, other than commissions and other selling expenses and any stock transfer taxes.


                           VALIDITY OF COMMON STOCK

      The validity of the Shares offered hereby will be passed upon for the Company by Damian C. Georgino, Vice President, General Counsel and Secretary of the Company. Mr. Georgino presently holds 100 shares of the Common Stock and options granted under the Company's 1991 Employee Stock Option Plan to purchase an aggregate of 37,500 shares of Common Stock.


                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      The consolidated financial statements of United States Filter Corporation and its subsidiaries as of March 31, 1996 and 1997 and for each of the three years in the period ended March 31, 1997 have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as stated in their report incorporated by reference herein. Such consolidated financial statements of the Company and its subsidiaries are incorporated by reference herein in reliance upon the report of such firm given on the authority of said firm as experts in accounting and auditing.

======================================    ======================================

     NO    PERSON     HAS    BEEN
     AUTHORIZED   TO   GIVE   ANY
     INFORMATION  OR TO MAKE  ANY
     REPRESENTATIONS  OTHER  THAN
     THOSE   CONTAINED   IN  THIS
     PROSPECTUS, AND, IF GIVEN OR
     MADE,  SUCH  INFORMATION  OR
     REPRESENTATIONS  MUST NOT BE
     RELIED  UPON AS HAVING  BEEN
     AUTHORIZED.  THIS PROSPECTUS
     DOES NOT CONSTITUTE AN OFFER
     TO SELL OR THE  SOLICITATION                  12,356 SHARES
     OF  AN   OFFER  TO  BUY  ANY
     SECURITIES  OTHER  THAN  THE
     SECURITIES   TO   WHICH   IT         UNITED STATES FILTER CORPORATION
     RELATES  OR AN OFFER TO SELL
     OR  THE  SOLICITATION  OF AN
     OFFER TO BUY SUCH SECURITIES                   COMMON STOCK
     IN  ANY   CIRCUMSTANCES   IN
     WHICH    SUCH    OFFER    OR
     SOLICITATION   IS  UNLAWFUL.
     NEITHER THE DELIVERY OF THIS
     PROSPECTUS NOR ANY SALE MADE                ________________
     HEREUNDER  SHALL,  UNDER ANY
     CIRCUMSTANCES,   CREATE  ANY
     IMPLICATION  THAT  THERE HAS                    PROSPECTUS
     BEEN   NO   CHANGE   IN  THE
     AFFAIRS OF THE COMPANY SINCE
     THE DATE  HEREOF OR THAT THE                ________________
     INFORMATION CONTAINED HEREIN
     IS  CORRECT  AS OF ANY  TIME
     SUBSEQUENT TO ITS DATE.

            -------------

          TABLE OF CONTENTS

                                PAGE

     Available Information........2
     Incorporation of Certain
     Documents by Reference.......2
     The Company..................3
     Risk Factors.................4
     Use of Proceeds..............9
     Selling Stockholders.........10
     Plan of Distribution.........11
     Validity of Common Stock.....12
     Independent Certified
     Public Accountants...........12             July 3, 1997

======================================    ======================================

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Desert, State of California, on this 2nd day of July, 1997.

                                    UNITED STATES FILTER CORPORATION

                                    By: /s/ Richard J. Heckmann
                                        ------------------------------
                                        Richard J. Heckmann
                                        Chairman  of  the  Board, President
                                          and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of United States Filter Corporation hereby constitutes and appoints Kevin L. Spence and Damian C. Georgino, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign one or more amendments to this Registration Statement on Form S-8 under the Securities Act of 1933, as amended, including post-effective amendments, and other related documents, and to file the same with the Securities and Exchange Commission under said Act, hereby granting power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date(s) indicated:

       Signature                       Capacity                  Date
       ----------                     ----------                ------

/s/ Richard J. Heckmann            Chairman of the Board,     July 2, 1997
--------------------------         President and Chief
Richard J. Heckmann                Executive Officer
                                   (Principal Executive
                                   Officer) and a Director

       Signature                       Capacity                  Date
       ----------                     ----------                ------


/s/ Kevin L. Spence                Vice President and Chief   July 2, 1997
--------------------------         Financial Officer
Kevin L. Spence                    (Principal Financial and
                                   Accounting Officer)

/s/ Michael J. Reardon             Executive Vice President   July 2, 1997
--------------------------         and a Director
Michael J. Reardon

/s/ Tim L. Traff                   Senior Vice President      July 2, 1997
--------------------------         and a Director
Tim L. Traff

/s/ James E. Clark                 Director                   July 2, 1997
--------------------------
James E. Clark

/s/ John L. Diederich              Director                   July 2, 1997
--------------------------
John L. Diederich

/s/ Robert S. Hillas               Director                   July 2, 1997
--------------------------
Robert S. Hillas

/s/ Arthur B. Laffer               Director                   July 2, 1997
--------------------------
Arthur B. Laffer

/s/ Alfred E. Osborne, Jr.         Director                   July 2, 1997
--------------------------
Alfred E. Osborne, Jr.

/s/ J. D. Quayle                   Director                   July 2, 1997
--------------------------
J. Danforth Quayle

       Signature                    Capacity                    Date
       ----------                   ----------                  ------

/s/ C. Howard Wilkins, Jr.         Director                   July 2, 1997
--------------------------
C. Howard Wilkins, Jr.

                               EXHIBIT INDEX

Exhibit No.                 Description                  Sequential Page
                                                              Number

    4.1      Restated Certificate of Incorporation,
             as  amended   (incorporated  by  reference
             to  Exhibit  3  to  the  Registrant's
             Annual Report on Form 10-K,  dated
             June 28, 1996, for the year ended
             March 31, 1996 (File No. 1-10728)).

    4.2      Restated Bylaws (incorporated by
             reference to Exhibit 3.3 to the
             Registrant's Registration Statement on
             Form S-1 (File No. 33-41089)).

    5.1      Opinion of Damian C. Georgino, Esq.,
             regarding the legality of the
             securities registered hereunder.

   23.1      Consent of KPMG Peat Marwick LLP.

   23.2      Consent of Damian C. Georgino, Esq.
             (included in the Opinion filed as
             Exhibit 5.1).